                                                                     EXHIBIT 4.2




                     FORM OF REGISTRATION RIGHTS AGREEMENT


THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of December __, 1997, is made by and among CREDENTIALS SERVICES INTERNATIONAL, INC., a Delaware corporation (the "Company"), and CANTERBURY MEZZANINE CAPITAL, L.P. ("Canterbury") and CSI INVESTMENT PARTNERS II, L.P.("CSI Partners II") (each, a "Holder" and collectively, the "Holders");

                             W I T N E S S E T H :

         WHEREAS, CSI Partners II holds _______ shares of the Company's Common Stock, par value $.01 per share, and Canterbury holds _______ shares of the Company's Common Stock, par value $.01 per share (the "Shares");

         WHEREAS, CSI Partners II will sell _______ Shares pursuant to the Company's Registration Statement on Form S-1, and Canterbury will sell _______ Shares pursuant to the Company's Registration Statement on Form S-1;

         WHEREAS, after giving effect to sales of Shares pursuant to the Company's Registration Statement on Form S-1, CSI Partners II will remain the holder of _______ Shares and Canterbury will remain the holder of _____ Shares (collectively such remaining Shares are sometimes referred to herein as the "Retained Shares");

         WHEREAS, the Company has agreed to provide the Holders certain demand and incidental registration rights under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations thereunder, or any similar successor statute, with respect to the Retained Shares and;

         NOW, THEREFORE, the Company hereby agrees, and the Holders hereby jointly and severally agree as follows:

                          1.      Restrictions on Transfer.  (a)  The Holder
represents that all Shares held are for its own account, for investment and not with a view to any distribution or public offering within the meaning of the Act. The Holder acknowledges that the Retained Shares have not been registered under the Act and agrees that it will not sell or otherwise transfer any of its Retained Shares except upon the terms and conditions specified herein.

                          (b)(i)  Subject to the "Lock-up" provisions
restricting the sale of the Retained Shares pursuant to Section 5(n) of the Underwriting Agreement among the Company, PaineWebber Incorporated and Hambrecht & Quist, representatives of the underwriters (the "Representatives"), the Holder agrees, and each subsequent transferee described in paragraph (ii) below shall agree, that it will not transfer Retained Shares except in accordance with this Agreement, except:





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                          (A)  pursuant to Rule 144 under the Act;

                          (B)  pursuant to Rule 144A under the Act;

                          (C)  pursuant to Regulation S under the Act;

                          (D) pursuant to any other exemption from, or otherwise in a transaction not subject to, the registration requirements of the Act or any applicable state securities laws (as confirmed in an opinion of counsel to the transferor and reasonably satisfactory to the Company to the effect that the proposed transfer may be effected without registration under the Act);

                          (E) a transfer by the Holder to any wholly owned Subsidiary of the Holder, or

                          (F) pursuant to an effective registration statement under the Act;

provided that no such transfer may be made if it will result in there being in excess of __ registered holders of the Retained Shares.

                          (ii) This Certificate and each other certificate representing the Shares issued to the Holder or to a subsequent transferee pursuant to Sections 1(b)(i)(B), (C),
                 (D) (unless the legal opinion delivered in connection therewith is to the effect that such legend is not required in order to assure compliance with the Act and applicable state securities laws) or (E) shall include a legend in substantially the following form:

                 "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR TO AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT, WHICH TRANSACTION SHALL BE THE SUBJECT OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY."

                          (c)  Prior to any proposed transfer of any Retained
Shares, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer, which notice shall set forth the date of such proposed sale. Each holder wishing to effect a transfer of any Retained Share pursuant to clause (B), (D) (unless the legal opinion delivered in connection therewith is to the effect that delivery of such an agreement is not required in order to assure compliance with the Act and applicable state securities laws) or (E) of Section 1(b)(i) hereof, shall also furnish to the Company an agreement by the transferee thereof that it is taking and holding such Shares subject to the terms and conditions specified herein.

                          (d)  The restrictions set forth in this Section 1
shall terminate and cease to be effective with respect to any Retained Shares transferred pursuant to clause (A),





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(C), (D) (if the legal opinion delivered in connection therewith is to the effect that such restrictions on transfer are not required to assure compliance with the Act and applicable state securities laws) or (F) of Section 1(b)(i) hereof. Whenever such restrictions shall so terminate, the holder of such Shares shall be entitled to receive from the Company, without expense (other than transfer taxes, if any), certificates evidencing Retained Shares not bearing the legend set forth in Section 1(b) hereof, at which time the Company will also rescind any transfer restrictions relating thereto.

                          (e)  With a view to making available to the Holder
and subsequent holders of Retained Shares the benefits of certain rules and regulations of the Securities and Exchange Commission (the "SEC") (including, without limitation, Rule 144 and Rule 144A under the Act) which may permit the sale of Retained Shares to the public without registration, the Company agrees, commencing at such time and for so long as a public market legally exists for the Shares, to take any and all actions as may be required of it to make available to the Holder and such subsequent holders such benefits, including without limitation, to:

                          (i) make and keep public information available as those terms are understood and defined in Rule 144 under the Act or any successor provision thereto;

                          (ii) make and keep available the information specified in Rule 144A(d)(4) under the Act or any successor provision thereto;

                          (iii) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Securities Exchange Act of 1934 (the "Exchange Act"); and

                          (iv) so long as the Holders or any subsequent holders own any Retained Shares, furnish to the Holders or such holders, as applicable, forthwith upon request a written statement by the Company as to its compliance with the information or reporting requirements of Rule 144 and Rule 144A, or any successor provision thereto, and of the Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company filed with the SEC and such other reports and documents of the Company and other information in the possession of, or reasonably obtainable by, the Company as the Holders or such holders may reasonably request in availing itself of any rule or regulation of the SEC allowing the Holders or such holders to sell any such securities without registration.

                          2.   Registration Rights.  As used in this Section 2,
the term "Shares" or "Registrable Shares" includes all Retained Shares and other securities which may be issued by the Company to the Holders by means of any conversions, stock splits, stock dividends, recapitalizations, reclassifications or the like. As used in this Section 2, the term "Holder of Registrable Shares" shall mean only CSI Partners II, Canterbury and their permitted assigns pursuant to Section 4(a) of this Agreement.





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                          (a)  If, at any time during the period commencing on
the date hereof and ending on December __, 2007, the common stock of the Company is listed or admitted to trading on any national securities exchange, Holders of Registrable Shares owning at least 50% of the Retained Shares may, by written notice to the Company (a "Registration Notice"), request that the Company register under the Act not less than [__%] of all Shares then owned by such Holders of Registrable Shares in the aggregate, provided, however, that in no event shall the Company be required to register under the Act less than ___ Shares held by such Holders, as a group, or by any single Holder. Upon receipt by the Company of any such notice, the Company will notify all Holders of Registrable Shares of its intention to file a registration statement in respect of such Shares with the SEC, at least 30 days prior to the filing of any such registration statement with the SEC. Upon the written request of any Holder of Registrable Shares given to the Company within 15 Business Days after receipt by such Holder of Registrable Shares of any such notice from the Company, which request shall state the number of Shares to be included in the registration statement or post-effective amendment to the registration statement, the Company shall cause all such Shares to be included in such registration statement and use its best efforts to effect promptly the registration of the Shares under the Act. If the Company receives a Registration Notice after the Company has agreed to enter into a consolidation or merger of the Company with or into any other corporation or to sell, lease, convey or otherwise dispose of all or substantially all of the properties and assets of the Company to any other corporation, the Company may delay the registration provided for in this
Section 2(a) until the earlier of (i) the date on which such consolidation, merger, sale, lease, conveyance or other disposition has occurred or (ii) 90 days having elapsed since the Company received the original notice from Holders of Registrable Shares requesting registration of the Shares. The Company shall not be obligated to file more than two registration statements at the request of the Holders of any Registrable Shares pursuant to this Section 2(a); provided that the restriction set forth in this sentence shall not apply to any request following the failure to include more than 10% of the Shares requested by Holders of Registrable Shares to be included in any registration statement filed by the Company pursuant to Section 2(b) by reason of any of the conditions specified in the proviso to Section 2(d) hereof, and the Company shall not be obligated to file a registration statement more than once in any consecutive nine-month period or in violation of any underwriting agreement to which the Company is a party, provided, further, if the Company qualifies for the use of Form S-3, as promulgated by the SEC, or any successor "short form" registration form thereto ("Form S-3") then at any time after the first date that the Company is qualified to use Form S-3, any Holder shall have the right to cause the Company to use its best efforts to effect the registration under the Act of at least ______ Shares of the Registrable Shares on behalf of such Holder and other Holders on Form S-3 on one occasion during any consecutive nine-month period.

                          (b)  If, at any time during the period commencing on
the date hereof and ending on December __, 2007, the Company proposed to register any of its securities under the Act, other than a registration effected solely to implement any employee benefit plan or a transaction to which Rule 145 promulgated under the Act is applicable, at each such time the Company shall give written notice to all Holders of Registrable Shares of its intention to file a registration statement in respect of such securities with the SEC, at least 30 days prior to filing any such registration statement with the SEC. Upon the written request of any Holder of Registrable Shares given to the Company, which request shall state the number of Shares to be included in the registration statement or post-effective amendment to the registration statement,





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the Company shall cause all such Shares to be included in such registration statement and use its best efforts to effect promptly the registration of the Shares so included under the Act. If the registration with respect to which the Company gives notice pursuant to this Section 2(b) is for a registered public offering involving an underwriting, the Company shall so advise the Holders of Registrable Shares of such underwriting as part of the written notice of the proposed registration.

                          (c)  Whenever the Company is to effect the
registration of any Shares under the Act, as provided herein, the Company shall:

                          (i) cause a registration statement or post-effective amendment to such registration statement to be filed with the SEC on an appropriate form with respect to such Shares and use its best efforts to cause such registration statement or post-effective amendment to become and remain effective as provided herein;

                          (ii) prepare and file with the SEC such amendments and supplements to such registration statement or post-effective amendment to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement or post-effective amendment effective for a period of up to 180 days and to comply with the provisions of the Act, and regulations of the SEC promulgated thereunder, with respect to the sale or other disposition of all Shares covered by such registration statement or post-effective amendment, including such amendments and supplements as may be necessary to reflect the intended method of disposition from time to time of the prospective seller or sellers of such Shares;

                          (iii) provide the Holders of Registrable Shares or persons designated by them such reasonable number of copies of such prospectuses in preliminary and definitive form or supplements thereto in conformity with the requirements of the Act as may be reasonably required and such other documents as such Holders of Registrable Shares may reasonably request to facilitate the public sale or disposition of the Shares by such Holders of Registrable Shares;

                          (iv) as expeditiously as possible, notify each seller
                 of such Shares if, at any time when a prospectus relating to such Shares is required to be delivered under the Act, any event shall have occurred as a result of which the prospectus then in use with respect to such Shares would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or for any other reason it shall be necessary to amend or supplement such prospectus in order to comply with the Act and prepare and furnish to all sellers a reasonable number of copies of a supplement to, or an amendment of, such prospectus which will correct such statement or omission or effect such compliance;

                          (v) register or qualify the Shares covered by such registration statement or post-effective amendment to such registration statement under such other





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                 securities, blue sky or other applicable laws of each
                 jurisdiction within the United States as each of the Holders of Registrable Shares shall reasonably request to enable each Holder of Registrable Shares to consummate the public sale or other disposition in such jurisdiction of such Shares by such Holder of Registrable Shares;

                          (vi) use its best efforts to keep the holders of such
                 Shares informed of the Company's best estimate of the earliest date on which such registration statement or any post-effective amendment or supplement thereto will become effective and promptly notify such holders and the managing underwriters, if any, participating in the distribution pursuant to such registration statement or post-effective amendment or supplement thereto of the following: (A) when such registration statement or a post-effective amendment or supplement thereto becomes effective or is approved, (B) of the issuance by any competent authority of any stop order suspending the effectiveness or qualification of any Shares included in such registration statement for sale in any jurisdiction;

                          (vii) furnish to the sellers of such Shares, on the
                 date that such Shares are delivered to the underwriters for sale in connection with a registration, if such Shares are being sold through underwriters or, if such Shares are not being sold through underwriters, on the date that the registration statement with respect to such Shares becomes effective under the Act, (A) an opinion of such independent counsel as has represented the Company for the purposes of such registration, dated such date, in form and substance as is customarily given by counsel to underwriters in an underwritten public offering and (B) a "comfort" letter dated such date from the independent public accountants who have certified the Company's financial statements included in the registration statement, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering;

                          (viii) make available to its security holders, as
                 soon as practicable, an earnings statement covering a period of at least twelve months which satisfies the provisions of
                 Section 11(a) of the Act and Rule 155 thereunder; and

                          (ix) cooperate with the sellers of such Shares and the underwriters, if any, of such Shares, give each seller of such Shares, and the underwriters, if any, of such Shares and their respective counsel and accountants, such access to its books and records and such opportunities to discuss the business of the Company with its officers and independent public accountants as shall be necessary to enable them to conduct a reasonable investigation within the meaning of the Act and, in the event that Shares are to be sold in an underwritten offering, enter into an underwriting agreement containing customary representations and warranties, covenants, conditions and indemnification provisions.

                          (d)  All expenses incurred in effecting any
registration of the Shares including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with blue sky laws, fees and disbursements of counsel for the Company, the





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reasonable fees and expenses of one counsel for the Holders who are selling the
Shares (selected by those holding a majority of the Shares being registered) and expenses of any audits incidental to, or required by, any such registration (including any audits for period other than the fiscal year of the Company) shall be borne by the Company, except underwriting discounts or commissions attributable to the Shares; provided, however, that any rights under paragraphs
(a) through (d) of this Section 2 are expressly subject to the following condition: if the managing underwriter of any underwritten offering determines, and advises the Company in writing at any time, that the inclusion in the registration of any Shares belonging to the Holders of Registrable
Shares would interfere in any way with the successful marketing of the securities proposed to be registered by the Company or would decrease the price at which the securities of the Company could be offered or increase the underwriters' discount, then the Company will include in such registration only such number of Shares which the Company is advised by the managing underwriter can be sold in such offering and the number of Shares sought to be registered by each seller (which term shall include each holder of Shares, including the Company) shall be appropriately reduced (i) pro rata among the sellers in proportion to the number of Shares sought to be registered by all such sellers in the event the Shares included in such registration statement equal or exceed 20% of all outstanding Shares, (ii) pro rata among the Holders of Registrable Shares and all holders of Shares (other than the Company) in proportion to the number of Shares sought to be registered by all such sellers in the event of any other registration pursuant to Section 2(b) or (iii) pro rata among all sellers of Shares (other than the Holders of Registrable Shares) in proportion to the number of Shares sought to be registered by all such sellers in the event of any registration pursuant to Section 2(a). Any Shares withdrawn under the preceding sentence from such underwriting shall, unless the Holder of Registrable Shares requests otherwise, be included in such registration but shall not be transferred in a public distribution prior to 270 days after the effective date of the registration statement relating thereto.

                          3.   Indemnification.  (a) In the event that any
registration statement is filed with the SEC and becomes effective with respect to Shares in accordance with Section 2, the Company agrees to indemnify and hold harmless each Holder of Registrable Shares and each person, if any, who controls such Holder of Registrable Shares within the meaning of Section 15 of the Act and each and all of them from and against any and all losses, claims, demands, damages, costs, expenses or liabilities, joint or several, to which each or all of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise. Except as hereinafter provided, the Company agrees to reimburse each of the Holders of Registrable Shares and each such controlling person for any legal or other expenses reasonably incurred by such Holder of Registrable Shares and each such controlling person for any legal or other expenses reasonably incurred by such Holder of Registrable Shares or such controlling person in connection with investigating or defending any actions, whether or not resulting in any liability. Such indemnification and reimbursement shall only apply insofar as such losses, claims, demands, damages, costs, expenses, liabilities or actions arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in such registration statement or in the prospectus contained therein (as from time to time amended or supplemented by the Company) or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. In addition, such indemnification and reimbursement shall not be made if such





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untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement or the prospectus contained therein in reliance upon and in conformity with, information furnished in writing to the Company in connection therewith by any Holder of Registrable Shares expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

                          (b)  Each Holder of Registrable Shares shall
indemnify and hold harmless the Company, each of its directors and officers who shall have signed any such registration statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act, from and against any and all loses, claims, demands, damages, costs, expenses or liabilities, joint or several, to which each or all of them may become subject under the Act, the Exchange Act or any other statute or at common law or otherwise. Except as hereinafter provided, each Holder of Registrable Shares agrees to reimburse the Company and each such director, officer or controlling person for any legal or other expenses reasonably incurred by the Company or such director, officer or person in connection with investigating or defending any actions, whether or not resulting in any liability. Such indemnification and reimbursement shall only be made insofar as such losses, claims, demands, damages, costs, expenses, liabilities or actions arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in such registration statement or in the prospectus contained therein (as from time to time amended or supplemented by the Company) or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading. In addition, such indemnification and reimbursement shall not be made unless such untrue statement or alleged untrue statement or omission or alleged omission was in such registration statement or the prospectus contained therein in reliance upon, and in conformity with, information furnished in writing to the Company in connection therewith by such Holder of Registrable Shares expressly for use therein. This indemnity agreement shall be in addition to any liability which such Holder of Registrable Shares may otherwise have.

                          (c)  Promptly after receipt by an indemnified party
pursuant to the provisions of paragraph (a) or (b) of this Section 3 of written notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party shall, if a claim thereof is made against the indemnified party pursuant to the provisions of paragraph (a) or (b) of this Section 3, notify the indemnifying party of the commencement thereof, but the failure of the indemnified party to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than hereunder except to the extent the indemnifying party is actually prejudiced by such failure. If a proceeding is commenced against any indemnified party and such indemnified party notifies the indemnifying party of the commencement thereof in writing, the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party (who may also be counsel to the indemnifying party, if satisfactory to the indemnified party) to represent the indemnified party and any other persons the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain





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counsel for the indemnified party as aforesaid, (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel or (iii) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding or due to the availability of different or additional legal defenses to such indemnified party. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm to act as counsel for the indemnified party. No indemnifying party shall be liable to an indemnified party for any settlement of any action or claims without the consent of the indemnifying party.

                 4.       Miscellaneous.

                 (a) Assignment. The right of the Holders to have the Retained Shares registered pursuant to Section 2(a) of this Agreement shall not be transferable or assignable, in whole or in part, to any other party or parties except to officers, directors, controlling persons (within the meaning of the Act) or any partners (including general and limited partners) of Canterbury or CSI Partners II, respectively, provided, however, that any such permitted transferree or assignee shall acquire such registration rights subject to all of the conditions and limitations set forth in this Agreement.

                 (b) Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, or telegraphed, telexed or telecopied, or sent by certified, registered or express mail postage prepaid, and shall be given when so delivered personally, or telegraphed, telexed or telecopied, or if mailed, two days after mailing, as follows (or to such other address as any party may from time to time specify in writing pursuant to the notice provisions hereof):

         If to the Company:

                 Credentials Services International, Inc.
                 333 City Boulevard West, 10th Floor
                 Orange, California 92868
                 Attention: President
                 Telephone No.: (714) 704-6470
                 Telecopier No.: (714) 704-6503

         With a copy to:

                 Maloney, Mehlman & Katz
                 The Chrysler Building
                 405 Lexington Avenue
                 New York, NY  10174
                 Attention: Melvin Katz, Esq.
                 Telephone No.: (212) 972-0220
                 Telecopier No.: (212) 972-0111





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         and

                 Pillsbury Madison & Sutro, LLP
                 520 Madison Avenue
                 New York, NY 10022
                 Attention: James McLaughlin, Esq.
                 Telephone No.: (212) 328-4810
                 Telecopier No.: (212) 328-4824

         If to Canterbury:

                 Canterbury Mezzanine Capital, L.P.
                 600 Fifth Avenue - 23rd Floor
                 New York, NY  10020
                 Attention:
                 Telephone No.: (212) 332-1568
                 Telecopier No.: (212) 332-1584

         With a copy to:

                 Cravath, Swaine & Moore
                 Worldwide Plaza
                 825 Eighth Avenue
                 New York, NY  10019
                 Attention: Mayme M. Greer, Esq.
                 Telephone No.: (212) 474-1022
                 Telecopier No.: (212) 474-3700

         If to CSI Partners II:

                 CSI Partners II, L.P.
                 c/o Lincolnshire Management
                 780 Third Avenue - 45th Floor
                 New York, NY  10017
                 Attention: T.J. Maloney, Esq.
                 Telephone No.: (212) 319-3633
                 Telecopier No.: (212) 755-5457

         With a copy to:

                 Maloney, Mehlman & Katz
                 The Chrysler Building
                 405 Lexington Avenue
                 New York, NY  10174
                 Attention: Melvin Katz, Esq.
                 Telephone No.: (212) 972-0220
                 Telecopier No.: (212) 972-0111





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                 (c)      Entire Agreement.  This Agreement contains the entire
agreement between the Company and each of the Holders, in respect of the subject matter hereof, and supersedes all prior agreements, written or oral, with respect thereto.

                 (d) Binding Nature. This Agreement shall be binding upon and inure to the benefit of the parties hereto and, with respect to the Holders, their respective heirs, executors, personal representatives and successors, and with respect to the Company, its successors and assigns.

                 (e) Amendment. This Agreement may be amended, modified, superseded, canceled, renewed or extended, and any term or condition hereof may be waived, only by a written instrument executed by the Company and by both of the Holders or, in the case of a waiver, by the party waiving compliance. No delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

                 (f) Governing Law. This Agreement is made in, and shall be governed by and construed in accordance with, the internal laws of the State of Delaware without giving effect to the provisions thereof pertaining to conflicts and choices of law.

                 (g) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument; provided, however, that no counterpart signature page shall be effective without the execution thereof by the Company.

                        *     *     *     *     *     *




















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
  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                       THE COMPANY:
                                       CREDENTIALS SERVICES
                                       INTERNATIONAL, INC.





                                       By:_____________________________________
                                          Name:
                                          Title:




                                       THE HOLDERS:


                                       CANTERBURY MEZZANINE CAPITAL, L.P.,

                                       By: Canterbury Capital, LLC, its
                                           general partner




                                       By:_____________________________________
                                          Name:
                                          Title:



                                       CSI INVESTMENT PARTNERS II, LTD.,

                                       By: Credentials II G.P.L.P.;
                                       its General Partner,
                                       By: Credentials II G.P., Inc.;
                                       its General Partner


                                       By:_____________________________________
                                          Name:  Thomas J. Maloney
                                          Title: Vice President















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